Exhibit No. 3.5

ROSS MILLER
Secretary of State
204 North Carson Street, Ste
Carson City, Nevada 89701-4299
(775) 684 5708
Website secretaryofstate.biz

	Filed in the office of	Document Number
20070736075-47
Filing Date and Time
Certificate of Amendment	Ross Miller
(PURSUANT TO NRS 78.385 AND 78.390)	Secretary of State	10/29/2007 2:27 PM
	State of Nevada	C20370-2000

USE BLACK INK ONLY - DO NOT INONLIGNT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:

Shearson Financial Network, inc.

2.           The articles have been amended as follows (provide article numbers, if available):

Article 4: Increase the number of Common Shares ($.001 Par Value) from 5,000.000 {Five Million Shares) w 300,000,000 (three hundred million)

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:Unanimous

4.           Effective date of filing

10/29/07
(must not be later than 90 days after the certificate is filed)

(optional): 5. Officer Signature	/s/ Lee W. Shorey

(Required):

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of Outstanding snares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form muse be accompanied by appropriate fees.